United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 5, 2023

Date of Report (Date of earliest event reported)

TRAJECTORY ALPHA ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41143	86-1837862
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wall Street, Suite 5801 New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 450-2536

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one redeemable Public Warrant	TCOA.U	New York Stock Exchange
Class A Common Stock, $0.0001 par value per share	TCOA	New York Stock Exchange
Public Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	TCOA WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On June 5, 2023, Trajectory Alpha Acquisition Corp. (the “Company”) filed a supplement (the “Proxy Supplement”) to its proxy statement dated May 25, 2023 in connection with the special meeting of the stockholders of the Company (the “Special Meeting”) scheduled to be held on June 8, 2023. The Proxy Supplement announces a change in the terms of the funds to be deposited into the Company’s trust account in connection with each one-month extension.

Stockholders who have previously submitted shares for redemption or who have voted by proxy do not need to do anything prior to the Special Meeting unless they change their decision as to redemption or voting.

A copy of the Proxy Supplement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

No.	Name

99.1	Proxy Supplement, dated June 5, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2023

TRAJECTORY ALPHA ACQUISITION CORP.

By:	/s/ Paul Davis
Name:	Paul Davis
Title:	Chief Executive Officer

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